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                                                                  EXHIBIT (h)(5)

                                 AMENDMENT NO. 1
                                       TO
                               SERVICES AGREEMENT

         This Amendment is made as of September , 2002, between GARTMORE SA CAPITAL TRUST (the "Company"), a Delaware business trust having its principal place of business at 1200 River Road, Conshohocken, Pennsylvania 19428, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

         WHEREAS, the parties entered into a Services Agreement dated November 1, 2001 (the "Agreement"), which covers, among other things, the administration, fund accounting and transfer agency services which BISYS provides as "Fund Services" to the Company;

         WHEREAS, Market Street Fund, a Delaware business trust (the "Market Street Funds Trust") and BISYS entered into a Service Agreement dated [April 1?], 2001 (the "Market Street Agreement"), which covers Fund Services to the Market Street Funds.

         WHEREAS, BISYS provides Fund Services with respect to certain entities registered as investment companies under the 1940 Act and defined as the "Trusts" under the Agreement;

         WHEREAS, the parties hereto wish to include the Market Street FundMarket Street Funds Trust, as an additional Trust under the Agreement, which includes the series portfolios set forth on Schedule A, attached hereto.

         NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

         1. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the same meaning as in the Agreement.

         2. This Amendment No. 1 is effective as of October 1, 2002 (the "Effective Date").

         3. The Agreement is hereby amended as of the Effective Date by adding the Market Street Funds Trust as an additional "Trust" under the Agreement and by adding the Market Street Funds set forth on Schedule A attached hereto as "Funds" under the Agreement.

         4. The Market Street Agreement is hereby terminated as of the Effective Date. All rights of compensation and reimbursement under the Market Street Agreement for services performed and expenses incurred as of the Effective Date shall survive the termination of such Agreement.

         5. BISYS shall provide Fund Services to the Market Street Funds Trust in accordance with the Agreement.

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         6.     Article 2, Part G of the Agreement and Schedule H shall not apply to the Fund Services BISYS will render with respect to the Market Street Funds Trust.

         7. Schedule A to the Agreement shall be deemed amended to add and incorporate the provisions of Schedule A to this Amendment. Except as specifically set forth in this Amendment all provisions of the Agreement and schedules thereto remain in full force and effect.

         8. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                                    * * * * *

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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                           GARTMORE SA CAPITAL TRUST

                                           By: ________________________________

                                           Title: _____________________________



                                           BISYS FUND SERVICES OHIO, INC.

                                           By: ________________________________

                                           Title: _____________________________

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                                   SCHEDULE A
                                       TO
                     AMENDMENT NO. 1 DATED SEPTEMBER , 2002
                            TO THE SERVICES AGREEMENT
                                     BETWEEN
                            GARTMORE SA CAPITAL TRUST
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

FUNDS: This Agreement shall apply to all Funds of the Market Street Funds Trust, either now existing or hereafter created (individually, a "Fund", and collectively, the "Funds"). The current Funds are set forth below:

                           All Pro Broad Equity Portfolio
                           All Pro Large Cap Growth Portfolio
                           All Pro Large Cap Value Portfolio
                           All Pro Small Cap Growth Portfolio
                           All Pro Small Cap Value Portfolio
                           Equity 500 Index Portfolio
                           International Portfolio
                           Mid Cap Growth Portfolio
                           Balanced Portfolio
                           Bond Portfolio
                           Money Market Portfolio

FEES: Pursuant to Article 6 of the Agreement, paragraph (a)(i), in consideration of the Fund Services rendered by BISYS pursuant to this Amendment to the Agreement, the Company will pay BISYS on the first business day of each month, a fee at the annual rate of 0.034% (3.4 basis points) of the aggregate average daily net assets of all Funds of the Market Street Funds Trust.

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